Exhibit 99.1



                         Form 3 Joint Filer Information

Name:                            ORBCOMM Deutschland A.G.

Relationship to Issuer:          Affiliate of OHB Technology A.G.

Address:                         Universitaetsalle 27-29

                                 Bremen, D-28539 Germany

Designated Filer:                OHB Technology A.G.

Issuer & Ticker Symbol:          ORBCOMM Inc. (ORBC)

Date of Event Requiring Statement:  November 2, 2006


                                 Signature:  /s/ Marco Fuchs
                                           ---------------------------------

                                 Date:     November 1, 2006

                                 By:       Marco Fuchs

                                 Title:    Member of Management Board


The reporting person directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended, to be the indirect beneficial owner of the Common Stock, Series A Convertible Redeemable Preferred Shares and Series B Convertible Redeemable Preferred Shares owned by stocktickerOHB Technology A.G. and, therefore, a "ten percent holder" hereunder. The reporting person disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.